Registered Representatives Only



                                 [Safeco Logo]



                     Life's Easy App for Variable Universal
                                      Life

Instructions:

1)   Complete the attached Customer Information Form, Life Insurance Application
     Part IA, and Supplemental Life Application Part IV. All three forms must be completed for a Variable Universal Life sale.

          o If the payment mode selected is monthly EFT, your client may select a draft date between the 1st and the 28th of the month. Please indicate this preferred draft date in the remarks section of the application. A separate bank draft form is not required if the monthly automatic box is checked.

2) Fax the Customer Information Form, Life Insurance Application Part IA, and Supplemental Life Application Part IV along with any applicable replacement form(s) (keeping the originals for your files) to:


                           SAFECO Life: 1-877-435-5500


3) Detach the What Happens Next and the Notice of Insurance Information Practices to give to your client.

4)   Mail in the initial premium check to:


                          SAFECO Life Insurance Company
                                 P.O. Box 84068
                             Seattle, WA 98124-9918


          o If collecting premium, provide the proposed insured's name if different than policy owner's or include a copy of the payment receipt.

          o If the policy owner's account is different than the account on the initial premium check, attach a voided check from where the premiums will be drafted.



Remember a current prospectus must be provided to your client when selling variable universal life.



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                            CUSTOMER INFORMATION FORM
                    (To be completed by Agent and Applicant)
-------------------------------------------------------------------------------------------------------------------

1.                                                                2.
     ---------------------------------------------------               --------------------------------------------
     For the Account of:                                               Source of Premiums for This Policy

3.
     ---------------------------------------------------
     Planned Premium

4.   Is client an associated person of an NASD member?        If yes, name of firm
                                                       ------                      --------------------------------



5.   Financial Status                                 6.   Additional Policy Uses     7.   Portfolio Characteristics
     ----------------                                      ----------------------          -------------------------
     IRS Tax Bracket            %                          (check all that apply)          (check all that apply)
                     -----------
     Gross Annual Household Income $                     [ ]    Source of Loans             [ ]   Growth
                                    --------------
     Est. Net Worth $                                    [ ]    Education Funding           [ ]   Income
                     ------------
     Amt of Liquid Assets $                              [ ]    Other                       [ ]   Balanced
                           ------------                            -----------------------
     Previous Investments Experience         (yrs.)                                         [ ]   Other
                                     --------

8.   Investment Time Horizon-- How long do you intend to hold this policy?
     -----------------------
     [ ]  1-3 Years      [ ]      4-7 Years       [ ]     8-15 Years      [ ]     16+ Years

9.   Risk Tolerance
     [ ] Conservative (Prefer little market volatility)
     [ ] Moderate (Prefer a mix of income-oriented and growth-oriented investments providing some market fluctuation but also some protection from market losses in the form of income)
     [ ] Aggressive (Prefer investments whose values fluctuate significantly over the short term)
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--------------------------------------------------------------------------------
                   VARIABLE LIFE INSURANCE POLICY INFORMATION

1. Variable Insurance Policies are considered long-term accumulation products, which provide a selected amount of life insurance coverage.

2. The premiums I pay for my Policy will be used to cover the monthly cost of my life insurance, to pay for other optional benefits I add by rider, and to pay for other administrative expenses and state premium taxes. Any premium paid in excess of the above cost will be added to my selected investment portfolios.

3.   Policy cash values not allocated to the Guaranteed Investment Division
     (GID) are not guaranteed and will increase and decrease depending on the market value of the portfolios I have selected, and the timing of my premium payments, loans, withdrawals, and monthly deductions. Policy cash values may be more or less than premiums paid.

4. I may incur certain fees, charges, and/or expenses when I purchase, surrender, withdraw or take a loan from my Policy, and may also be subject to certain limitations. The fees, charges, expenses and/or limitations were explained to me by my agent and are also contained in the prospectus I received.

5. Policy illustrations, if provided, are projections of what future cash values would be based on selected hypothetical rates of return and the Policy factors in effect today. The illustrations are used to show me how different rates of return and Policy factors may impact the hypothetical values shown. The values projected are not indicative of actual future policy cash values due to the variance of the portfolio values over time.

6. If another cash value insurance policy or other investment was surrendered/liquidated, I will incur a surrender/liquidation charge of ______($/%) and will be subject to new Policy front-end sales charges of
     ______($/%). A new surrender period of ______ years will also apply.

7. SAFECO Life representatives do not offer advice pertaining to legal or tax matters. I will consult my professional legal or tax advisor if I deem it necessary.

I have read the informational statements regarding the purchase of Variable Universal Life Insurance.


-------------------------------------         ---------------------------------
Signature of Applicant                        Date

I discussed and completed this entire form with the applicant.

------------------------------------          ---------------------------------
Signature of Agent                            Date

-----------------------------------           ---------------------------------
Signature of Designated Principal             Date

                       COMPLETE AND FAX TO 1-877-435-5500


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                   EASY LIFE INSURANCE APPLICATION -- PART IA
[ ]SAFECO LIFE INSURANCE COMPANY                       (FAX Application to 1-877-435-5500) PO Box 84068, Seattle, WA 98124-9918
[ ]AMERICAN STATES LIFE INSURANCE COMPANY

1.   Life Insurance for:                                               [ ]  Male [ ]  Female    SS#:
                         ----------------------------------------------                        ------------------------------

     Address:
              ---------------------------------------------------------------------------------------------------------------
                Street/PO Box                               City                     State     Zip        E-mail address


2.   Insurance Needed For:
     [ ] Debt/Family/Business Protection
     [ ] Income Replacement
     [ ] Retirement/Estate Planning
     [ ] Other

3.   Other Life Insurance in force or currently applied for:
     [ ] Check if none
           Company           Face Amount    Policy Type    Annual Premium
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------




4a. Replacement -- To the best of the applicant's knowledge, will the policy applied for replace any existing life insurance policy or annuity, or is any part of the first premium to be paid by policy loan, or cash value on insurance presently in force?

     [ ] Yes  [ ]  No (if yes, attach state replacement disclosure) b. Existing Policy Cash Value $
                                                                                             ----------------------
c.   Will new policy have surrender charges? [ ] Yes [ ] No  d. Surrender charges as a result of replacement $
                                                                                                              ----------
e.   How does this policy better serve the applicant's needs?
                                                              ---------------------------------------------------------------
f.   For Agent:  To the best of your knowledge,  will this insurance  replace or change any existing life insurance or annuity? [ ] Yes [ ]  No
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
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5.   General Info:  Height              Weight
                           -----------         --------------

                    Date of Birth __/__/__  State of Birth
                                                          ----------------

                    Occupation:         /Annual
                                --------        -------------
                                         Income

6.   Proposed insured's contact information:

     Telephone Number:
                       --------------------------------------
     Best time to call:        Best day to call:
                        ------                   ------------
7.   Owner if other than proposed insured:
     Provide owner's address in remarks
                        SS#/Tax ID:
-----------------------             -------------------------
Print Name

8.   Rate Class Applied for:
   Standard           Preferred                 Preferred Plus
   [ ]   Non-Smoker   [ ]   Non-Nicotine User  [ ]  Non-Nicotine User
   [ ]   Cigarette    [ ]   Smoker
         Smoker

9.   Amount of Coverage: $
                          -----------------------------------

10.  Plan: Term:   [ ] 10 yr.  [ ]   15 yr.  [ ]   20 yr.  [ ]   ART
                   [ ] Other
                            -----------------------------------
     [ ]   Universal Life: Plan
                               --------------------------------
        Death Benefit Opt:     [ ]  Level      [ ]    Increasing
     [ ]  Variable Universal Life (SAFECO Life only)
        Death Benefit Opt:     [ ]  Level      [ ]    Increasing
     [ ]  Planned Premium (UL and VUL only) $
                                             -------------------

11.  Premium Mode:   [ ] Ann [ ] Semi [ ] Qtr. [ ]  Mo. Auto. (EFT)*
     *Marking this box authorizes us to automatically deduct premium from your account.

12.  Policy Rider(s):
     [ ] On Self? (UL Only) Amount $
                                   --------------------------
     [ ] On Others? How Many?                 (Please complete separate Part I
         application for each rider)
                             ---------------
      [ ]Children? (If yes, please complete Insured
        Children's Benefit application)

13.  Policy Benefits:
     [ ] Waiver of Premium  [ ] ADB $_____  [ ] Other
                                                     -----------------
14.  P   C    Beneficiary   (P-Primary, C-Contingent)

              --------------------------------------------------------
     [ ] [ ]  Name                      Relationship

              --------------------------------------------------------
     [ ] [ ]  Name                      Relationship

     [ ] [ ] and any living children born of this marriage or legally adopted to share equally.
15.  Remarks: (Additional information can be provided on a separate sheet)

     --------------------------------------------------------------------------

     --------------------------------------------------------------------------
Temporary Life Insurance Questions                 Yes    No
16a. Within the last 90 days been hospitalized     [ ]   [ ]
  b.In the past two years been treated for:
     heart attack, stroke, coronary artery disease, cancer, alcohol, drugs, or
     AIDS/ARC by a medical professional?           [ ]   [ ]
Payment Information
If either Temporary Life Insurance Question is answered "Yes" or left blank, or if requested amount exceeds $1,000,000, explain in Remarks section and DO NOT collect premium or issue a Temporary Insurance Agreement. (Max.
Coverage is $250,000.)

Payment with Application $                   (Payable to company)
                          ------------------
I (we) agree that all statements and answers recorded on this application are true and complete to the best of my/our knowledge, and shall form a part of any policy issued. I have also read the Notice of Insurance Information Practices and, if applicable, the Temporary Life Insurance Agreement.

AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION
I authorize any physician, medical practitioner, hospital, medical clinic, other provider of health care, any insurance company, any consumer reporting agency or employer, or the MIB, Inc. to disclose to the insurance company checked above or their authorized medical, underwriting and claims representatives all information and records relating to diagnosis, treatment, medical history, physical and mental condition and evaluation, including information about drugs, alcoholism, or mental illness, or any other medical, financial or personal information relating to me or my dependent children. The Company will use this authorization to determine eligibility for insurance and/or benefits. This authorization is valid for 30 months from this date. A photocopy is as valid as the original. I understand I have a right to receive a copy of this authorization if I desire. I, the Owner, certify under the penalties of perjury that (1) the number shown in item 1 or 7 is my correct taxpayer identification number, and (2) I am not subject to backup withholding.
Any person who, with intent to defraud or knowing he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud. Excluding residents of Connecticut, Nebraska, and N. Carolina.
Signed this             ,         at       State of
            --- --------  -------    -----          ----------
X
--------------------------------------------------------------
Signature of Proposed Insured (Age 15 or older, 16 in CA)

X
--------------------------------------------------------------
Signature of Applicant/Owner* if other than the Proposed Insured

----------------------------------------- -----------------  -------------
Print Name of Writing or Authorized Agent Agent Stat Number Agent Phone No.
x
------------------------------------      -----------
Signature of Writing or Authorized Agent Agent E-Mail

*If applicant is corporation/partnership, a corporate officer/partner other than proposed insured must sign.


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                                     SUPPLEMENTAL LIFE APPLICATION                        SAFECO Life Insurance
Company
                                     PART IV                                              P.O. Box 84068
                                                                                          Seattle, WA 98124-8468
------------------------------------------------------------------------------------- ------------------------------------------
------------------------------------------------------------------------------------  3.   Telephone Exchange Option
1.   Print name of proposed insured (as on Life App. Part I)                             [ ]   Yes   [ ]   No

-------------------------------------------------------------------------------------
                                                                                      Policyowners   and   individuals   listed
                                                                                      below   (if   any)  are   authorized   to
                                                                                      transact  telephone  requests for (1)the
                                                                                      transfer of funds among  divisions or (2)
                                                                                      to change allocation percentages.

                                                                                      Social Security Number of  policyowner
                                                                                      will be verified when exercising the
                                                                                      telephone exchange option.

                                                                                      Name of Authorized Individual
                                                                                      -------------------------------------

                                                                                      Name of Authorized Individual
                                                                                      -------------------------------------

                                                                                      -------------------------------------
                                                                                      Name of Authorized Individual


                                                                                      REMARKS

------------------------------------------------------------------------------------- -----------------------------------------
 2.   Initial Allocation Percentages (whole numbers only)

     Select up to 17 for Premier Variable Life policies.
Investment Divisions                                   Premiums      Deductions
--------------------                                   --------      ----------
AIM V.I. Aggressive Growth Fund (Series I Shares)               %                %
                                                    ------------     ------------
AIM V.I. Growth Fund (Series I Shares)                          %                %
                                                    ------------     ------------
American Century VP International                               %                %
                                                    ------------     ------------
American Century VP Balanced                                    %                %
                                                    ------------     ------------
American Century VP Value                                       %                %
                                                    ------------     ------------
Dreyfus Socially Responsible Growth Fund, Inc.                  %                %
                                                    ------------     ------------
Dreyfus IP MidCap Stock Portfolio                               %                %
                                                    ------------     ------------
Dreyfus IP Technology Growth Portfolio                          %                %
                                                    ------------     ------------
Dreyfus VIF Appreciation Portfolio                              %                %
                                                    ------------     ------------
Dreyfus VIF Quality Bond Portfolio                              %                %
                                                    ------------     ------------
Federated High Income Bond Fund II                              %                %
                                                    ------------     ------------
Federated Utility Fund II                                       %                %
                                                    ------------     ------------
Fidelity VIP Money Market Portfolio                             %                %
                                                    ------------     ------------
Fidelity VIP Growth Portfolio                                   %                %
                                                    ------------     ------------
Fidelity VIP III Growth Opportunities Portfolio                 %               %%
                                                    ------------     -----------
Fidelity VIP III Growth & Income Portfolio                      %                %
                                                    ------------     ------------
Franklin Small Cap Fund - Class 2                               %                %
                                                    ------------     ------------
Franklin U.S. Government Fund - Class 2                         %                %
                                                    ------------     ------------
INVESCO VIF - Real Estate Opportunity Fund                      %                %
                                                    ------------     ------------
J.P. Morgan U.S. Disciplined Equity Portfolio                   %                %
                                                    ------------     ------------
Mutual Shares Securities Fund - Class 2                         %                %
                                                    ------------     ------------
SAFECO RST Northwest Portfolio                                  %                %
                                                    ------------     ------------
SAFECO RST Growth Opportunities Portfolio                       %                %
                                                    ------------     ------------
SAFECO RST Equity Portfolio                                     %                %
                                                    ------------     ------------
SAFECO RST Bond Portfolio                                       %                %
                                                    ------------     ------------
SAFECO RST Small Company Value Portfolio                        %                %
                                                    ------------     ------------
SAFECO Life Guaranteed Interest Division                        %                %
                                                    ------------     ------------
Scudder VS I Balanced Portfolio                                 %                %
                                                    ------------     ------------
Scudder VS I International Portfolio                            %                %
                                                    ------------     ------------
Templeton Developing Markets Securities
     Fund - Class 2                                             %                %
                                                    ------------     ------------
Templeton Growth Securities Fund - Class 2                      %                %
                                                    ------------     ------------

------------------------------------------------------------------------------------- -
     TOTAL (Must equal 100%) 100 % 100 % Allocations for deductions will be the same as premiums unless otherwise noted.
------------------------------------------------------------------------------------- ------------------------------------------
I/We represent that the statements and answers recorded on this application are true and complete to the best of my/our knowledge and belief; and, I/we agree that they shall form a part of any insurance policy issued hereon. I UNDERSTAND
THAT UNDER THE POLICY APPLIED FOR: (A) THE AMOUNT AND DURATION OF THE DEATH
BENEFIT MAY VARY UNDER SPECIFIED CONDITIONS; (B) POLICY VALUES MAY INCREASE OR
DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF INVESTMENT DIVISIONS IN
A SEPARATE ACCOUNT; (C) THE AMOUNT PAYABLE AT THE FINAL POLICY DATE IS NOT
GUARANTEED BUT IS DEPENDENT ON THE AMOUNT THEN IN THE POLICY ACCOUNT; (D)
ILLUSTRATIONS OF BENEFITS, INCLUDING THE DEATH BENEFITS, POLICY BENEFITS AND
CASH SURRENDER VALUES ARE AVAILABLE UPON REQUEST; AND, (E) THIS POLICY MEETS MY
INVESTMENT OBJECTIVES AND ANTICIPATED FINANCIAL NEEDS.

I hereby acknowledge receipt of the Prospectus for this policy and accompanying funds, dated                                .
                                                                                             -------------------------------

Signed this                                                  ,                at
            ------------- -----------------------------------  --------------    ----------------------------------- --------
                   Day                   Month                       Year                       City                   State




I certify that I have asked and recorded completely and accurately the answers to all questions on the application and I know of nothing affecting the risk that has not been recorded.

X-------------------------------------------------------------
                Signature of Sales Representative



X---------------------------------------------------------------------
 Signature of Proposed Insured* (Age 15 or older - 16 in California)

X---------------------------------------------------------------------
 Signature of Applicant/Owner.** If other than the Proposed Insured

* In Pennsylvania, if Proposed Insured is less than age 18, signature of Parent/Guardian 18 years or older required.
** If applicant/owner is corporation or partnership, a corporate officer/partner other than Proposed Insured must sign and state title.

                               What Happens Next?

Thank you for applying for Life Insurance coverage with SAFECO Life or American States Life! The back of this form contains the Notice of Insurance Information Practices and, if applicable, the Temporary Insurance Agreement. Now that the application is complete, we would like you to know what happens next.

There are essentially five steps to applying for life insurance:

Phone Call
         An interviewer will contact you in the next few days to obtain more information about your health & medical history and to schedule your medical exam, if necessary, with Portamedic examination service.

Physical Exam (if required) -- at no cost to you!
         Typically, the exam will take place within a week of the phone interview in either Portamedic's medical center or in your home or place of business. If you are unable to keep your appointment, please notify the examiner to reschedule.

Process
         Upon the completion of your interview and receiving your exam, we will review your application for approval.

Policy
         Once your application has been approved, the policy will be mailed to your agent for your final review.

Payment
         If the payment mode selected is monthly EFT, we will begin drafting from your bank account approximately one month from the effective date of your policy. Otherwise, your premium will be billed through the mail.

That's it! Applying for life insurance could not be much easier. If you have any questions about your application or this process, please contact your agent.

-------------------------------------------------------------------------------------------------------------------

                         LIFE INSURANCE PAYMENT RECEIPT
                                             Date:
                                                -------------------------------

SAFECO Life Insurance Company
P.O. Box 84068
Seattle, WA 98124-9918
Fax: 1-877-435-5500

Payment Amount: $
                  -----------------------------------------------------------------------------------------------------------

Proposed Insured:
                  -----------------------------------------------------------------------------------------------------------

Owner's Name (If other than Proposed Insured):
                                               ------------------------------------------------------------------------------

Agent Name:
            -----------------------------------------------------------------------------------------------------------------

Agent Address:
               --------------------------------------------------------------------------------------------------------------


               --------------------------------------------------------------------------------------------------------------

Agent Phone Number:
                    ---------------------------------------------------------------------------------------------------------
                                                                Thank you for your business!

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                    NOTICE OF INSURANCE INFORMATION PRACTICES
MIB, Inc. (Medical Information Bureau, MIB) - MIB, Inc. is a nonprofit corporation which operates an information exchange on behalf of its member life insurance companies. We are a member. The purpose of the MIB is to protect its member companies and their policyowners from those who would conceal significant facts relevant to their eligibility for insurance. The information we obtain from MIB may alert us to the possible need for further investigation. We rarely use it to make a final underwriting decision, but if we do, we will notify you in writing. As a member company, we will ask the MIB if it has a record about you. If you previously applied to a member company, MIB may have information about you in its file. We will treat information about you as confidential. SAFECO Life or American States Life or their reinsurers may, however, make a brief report to the MIB. This report is transmitted in a coded form, in order to maintain confidentiality, and only authorized underwriting and claims personnel have access to the code. If you later apply to another MIB member company for life or health insurance, or you submit a claim to a member company, MIB, upon request, will supply the member company with the information it may have about you in its file. At your request the MIB will arrange disclosure of any information it may have about you in its file. If you question the accuracy of information on file, you may contact the MIB and seek a correction, following the procedures set forth in the Federal Fair Credit Reporting Act. The address of the information office of MIB, Inc. is P.O. Box 105, Essex Station, Boston, Massachusetts 02112, telephone number (617) 426-3660.

Investigative Consumer Report - As a part of our underwriting procedure, we may request an investigative consumer report from a consumer reporting agency. A consumer report confirms and supplements the information on your application about your employment, residence, finances, smoking habits, marital status, occupation, hazardous avocations and general health. This report may also include information concerning your general reputation, personal characteristics and mode of living except as may be related directly or indirectly to your sexual orientation, including drug and alcohol use, motor vehicle driving record and any criminal activity. This information may be obtained through personal interviews with you, your family, friends, neighbors and business associates. If a report is required, you may request to be personally interviewed. If you wish to be personally interviewed, request this in the remarks section on the reverse side of this application and we will notify the consumer reporting agency.

The information contained in the report may be retained by the consumer reporting agency and later disclosed to other companies to the extent permitted by the Fair Credit Reporting Act. We hold investigative consumer reports in strict confidence, and we use them only to evaluate your application on a fair and equitable basis. You have a right to inspect and obtain a copy of this report from the consumer reporting agency. Such a report rarely has an adverse effect on an individual's eligibility for insurance. If it should, however, we will notify you in writing, and identify the reporting agency. You, or your authorized representative, are entitled to a copy of this Notice.

Disclosure to Others - Personal information we obtain about you during the underwriting process is confidential, and we will not disclose it to other persons or organizations without your written authorization, except to the extent necessary for the conduct of our business. Examples of situations where we may share information about you follow:
1. The agent may retain a copy of your application. If reinsurance is required, the reinsurance company will have access to our application file. We give the consumer reporting agency enough identity information about you so that it may initiate a consumer report investigation.
2. We may release information to another life insurance company to whom you have applied for life or health insurance, or to whom you have submitted a claim for benefits, if you have authorized that company to obtain such information, and it submits your authorization to us with its request for information.
3.  As stated earlier, we may report information to the Medical Information
    Bureau.
4. We may release information to persons or organizations conducting bona fide actuarial or scientific research studies, audits or evaluations, or to our affiliates who may wish to market products or services.
5. We will disclose information to government regulatory officials, law enforcement authorities, and others where required by law.

Access and Correction - In general, you have a right to learn the nature and substance of any personal information about you in our file, upon your written request. Whenever we make an adverse underwriting decision, we will notify you of the reasons for the decision and the source of the information on which we based our decision. We will give medical record information, however, only to a licensed physician of your choice or yourself. Please refer to the section on MIB, Inc., for that organization's disclosure procedure. There are procedures by which you can obtain access to personal information about you appearing in our policy files, including information contained in investigative consumer reports. We have also established procedures by which you may request correction, amendment or deletion of any information in our files which you believe to be inaccurate or irrelevant. A description of these procedures will also be sent to you upon request. If you feel that any information we have is inaccurate or incomplete, please write to the appropriate Individual Underwriting & Issue Department of SAFECO Life, P.O. Box 84068, Seattle, WA 98124-9918 or American States Life, P.O. Box 7065, Indianapolis, IN 46207-7065. Your comments will be carefully considered and corrections made where justified.

                       TEMPORARY LIFE INSURANCE AGREEMENT
AMOUNT OF COVERAGE: If the Temporary Life Insurance questions have been answered "no" and if money has been accepted as advance payment for life insurance and the proposed insured dies while this temporary insurance is in effect, we will pay the beneficiary an amount equal to the lesser of:
(a) the amount of all death benefits applied for with this application, including any accidental death benefits, if applicable; or
(b) a maximum amount under all Temporary Life Insurance Agreements with SAFECO Life or American States Life of $250,000.

COVERAGE BEGINS: Life insurance under this Agreement will begin on the date of this application, if the Temporary Life Insurance questions have been completed and answered "no" and money equal to the first full premium has been accepted as advance payment for life insurance.

COVERAGE ENDS: Life insurance under this Agreement will terminate on the earliest of:
(a) 90 days from the date of this Agreement; or
(b) the date that insurance takes effect under the policy applied for; or
(c) the date a policy, other than as applied for, is offered to the applicant;
    or
(d) the date the Company mails notice of termination of coverage and a return of the payment to the applicant.

LIMITATIONS:
(a) This Agreement does not provide benefits for disability.
(b) Fraud or material misrepresentation in the application or in the answers to the questions of this Agreement invalidate this Agreement and the Company's only liability is for refund of the payment made.
(c) If the proposed insured is less than 15 days old or more than 80 years old, the Company's liability under this Agreement is limited to a refund of the payment made.
(d) If the proposed insured commits suicide, the Company's liability under this Agreement is limited to a refund of the payment made. (For citizens of Missouri, suicide is no defense unless we can show that the insured intended suicide when the application was completed.)
(e) If the check or draft submitted as payment is not honored by the bank, there is no coverage under this Agreement.
(f) No one is authorized to waive or modify the terms of this Agreement.